Exhibit 99.3

                            FIDELITY FEDERAL BANCORP

                                LETTER TO CLIENTS
                                       FOR
                            TENDER OF ALL OUTSTANDING
                    9-1/8% JUNIOR SUBORDINATED NOTES DUE 2001
                                 IN EXCHANGE FOR
                     12% JUNIOR SUBORDINATED NOTES DUE 2004

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, EVANSVILLE TIME, ON __________, 2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO MIDNIGHT, EVANSVILLE TIME, ON THE EXPIRATION DATE.

                                 To Our Clients:

            We are enclosing with this letter a prospectus dated __________, 2001 of Fidelity Federal Bancorp (the "Company") and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 12% Junior Subordinated Notes due 2004 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9-1/8% Junior Subordinated Notes due 2001(the "Old Notes") (the "Exchange Offer").

            The Exchange Offer for the Old Notes is not conditioned upon any minimum aggregate principal amount of the Old Notes being tendered for exchange.

            We are the holder of record of the Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The accompanying letter of transmittal is furnished to you for your information only and cannot be used by you to tender the Old Notes held by us for your account.

            We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the letter of transmittal.

            Pursuant to the letter of transmittal, each holder of the Old Notes will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes, and (ii) if such person is a broker-dealer that will receive the New Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                       Very truly yours,




PLEASE RETURN YOUR BENEFICIAL OWNER ELECTION FORM TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.

                         BENEFICIAL OWNER ELECTION FORM



                              To Registered Holder:

            The undersigned hereby acknowledges receipt of the prospectus dated __________, 2001 of Fidelity Federal Bancorp (the "Company") and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 12% Junior Subordinated Notes due 2004 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9-1/8% Junior Subordinated Notes due 2001 (the "Old Notes") (the "Exchange Offer").

             This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

                           AGGREGATE PRINCIPAL AMOUNT
                           --------------------------

                           --------------------------



         WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

[ ]      TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE
         UNDERSIGNED.

[ ] TO TENDER THE FOLLOWING AMOUNT OF OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:________________________________________

[ ]      NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE
         UNDERSIGNED.

IF NO BOX IS CHECKED, A SIGNED AND RETURNED ELECTION FORM TO THE REGISTERED HOLDER WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

            If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes, and (ii) if the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s): _______________________________________________

Signature(s): ______________________________________________________________

Name(s) (please print): ____________________________________________________

Address: ___________________________________________________________________

Telephone Number:___________________________________________________________

Taxpayer Identification or Social Security Number: _________________________

Date: ______________________________________________________________________